Exhibit 1.2
Pricing Agreement
To the Underwriters named
in Schedule I hereto
February 28, 2008
Ladies and Gentlemen:
     The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated February 28, 2008, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement General Terms and Conditions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on
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behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.
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Very truly yours, THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ John N. Giamalis
	Name:	John N. Giamalis
	Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC
As Representatives of the Underwriters listed in
Schedule I to the Pricing Agreement

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co. (Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Carolyn Coan
Name: Carolyn Coan
Title: Vice President

SCHEDULE I

Principal Amount of
Underwriters	Notes to Be Purchased
Goldman, Sachs & Co.	$133,334,000
J.P. Morgan Securities Inc.	133,333,000
Wachovia Capital Markets, LLC	133,333,000
Daiwa Securities America Inc.	33,334,000
Greenwich Capital Markets, Inc.	33,333,000
Mitsubishi UFJ Securities International plc	33,333,000

Total	$500,000,000

SCHEDULE II
Title of Designated Securities:
     6.300% Senior Notes due March 15, 2018 (the “Notes”).
Aggregate Principal Amount:
     $500,000,000 of 6.300% Notes.
Initial Offering Price by Underwriter:
     99.997% of the principal amount of the Notes, plus accrued interest, if any, from March 4, 2008.
Purchase Price by Underwriter:
     99.347% of the principal amount of the Notes, plus accrued interest, if any, from March 4, 2008.
Form of Designated Securities:
     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Specified Funds for Payment of Purchase Price:
     Federal (same day) funds.
Applicable Time:
     5:30 p.m. (New York City time) on the date of the Pricing Agreement.
Time of Delivery:
     10:00 a.m. (New York City time) on March 4, 2008, or at such other time and date as the Representatives and the Company may agree upon in writing.
Indenture:
     Senior Indenture dated April 11, 2007 between the Company and The Bank of New York Trust Company, N.A. (or any of its successors), as Trustee (the “Trustee”).
Maturity:
     March 15, 2018.

Interest Rate:
     6.300%.
Interest Payment Dates:
     Semi-annually in arrears on March 15 and September 15, commencing September 15, 2008.
Redemption Provisions:
     The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Notes—Optional Redemption”.
Defeasance
     As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance”.
Closing Location:
     Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as the Representatives and the Company may agree upon in writing.
Names and Addresses of Representatives:
Goldman, Sachs & Co.
85 Broad Street
20th Floor
New York, NY 10004
Attention: Registration Department
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10172
Attention: Investment Grade Syndicate Desk (Fax: 212-834-6081)
Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street
Charlotte, NC 28288
Attention: Transaction Management Group (Fax: 704-383-9165)

Information Provided by the Underwriter:
The Underwriters have furnished to the Company for use in the Prospectus Supplement:
(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus Supplement;

(b)	The second paragraph of text following the table of Underwriters under the caption “Underwriting” in the Prospectus Supplement;

(c)	The third sentence of the seventh paragraph of text following the table of Underwriters under the caption “Underwriting” in the Prospectus Supplement; and

(d)	The eighth paragraph of text following the table of Underwriters under the caption “Underwriting” in the Prospectus Supplement.

SCHEDULE III
•	Final Term Sheet, dated February 28, 2008, relating to the Designated Securities, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

SCHEDULE IV
$500,000,000 of 6.300% Senior Notes due March 15, 2018
FINAL TERM SHEET
February 28, 2008

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$500,000,000

Trade Date:	February 28, 2008

Settlement Date (T+3):	March 4, 2008

Final Maturity:	March 15, 2018

Interest Rate:	6.300%

Benchmark Treasury:	3.50% UST due February 18, 2018

Benchmark Treasury Price:	98-17+

Benchmark Treasury Yield:	3.675%

Spread to Treasury:	+262.5 bps

Re-offer Yield:	6.300%

Public Offering Price:	99.997% Per Note

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15, commencing September 15, 2008

Day Count Convention:	30/360

Optional Redemption:	Make whole call at T+ 40 bps

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	416515 AU8

Book-Running Managers:	Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 866-471-2526, J.P. Morgan Securities Inc. collect at 212-834-4533 or by calling Wachovia Capital Markets, LLC toll-free at 800-326-5897.